Exhibit 99.1

NEWS RELEASE
	Contacts:	G. Janelle Frost, EVP & CFO AMERISAFE, Inc. 337-463-9052 Ken Dennard, Managing Partner Karen Roan, Sr.VP DRG&L / 713-529-6600
FOR IMMEDIATE RELEASE

AMERISAFE ANNOUNCES 2010 FOURTH QUARTER

AND YEAR-END RESULTS

DeRidder, LA – March 3, 2011 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of hazardous workers’ compensation insurance, today announced results for the fourth quarter ended December 31, 2010.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(in thousands, except per share data)

Net premiums earned	$56,429	$56,970	(1.0)%	$218,881	$250,896	(12.8)%
Net investment income	6,458	6,783	(4.8)%	26,242	28,014	(6.3)%
Net realized gains on investments (pre-tax)	165	34	385.3%	2,449	2,033	20.5%
Net income	7,294	6,597	10.6%	33,353	46,431	(28.2)%
Diluted earnings per share	$0.39	$0.28	39.3%	$1.75	$2.22	(21.2)%
Book value per share	$17.72	$16.00	10.8%	$17.72	$16.00	10.8%
Net combined ratio	92.6%	96.7%		93.3%	86.9%
Return on average equity	9.1%	8.5%		10.6%	16.0%

Commenting on these results, AMERISAFE Chairman and Chief Executive Officer Allen Bradley stated, “In the fourth quarter, our gross premiums written showed a year-over-year increase for the first time since 2008. In addition, pricing improved slightly from the third quarter. However, the industry environment remains challenging, with robust price competition fueled by excess capacity and muted demand.”

Insurance Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(in thousands)

Gross premiums written	$52,143	$49,369	5.6%	$228,424	$256,454	(10.9)%
Net premiums earned	56,429	56,970	(1.0)%	218,881	250,896	(12.8)%
Loss and loss adjustment expenses incurred	39,390	42,669	(7.7)%	157,388	163,316	(3.6)%
Underwriting and certain other operating costs, commissions and salaries and benefits	12,758	12,179	4.8%	45,959	53,957	(14.8)%
Policyholder dividends	108	247	(56.3)%	834	770	8.3%
Underwriting profit (pre-tax)	4,173	1,875	122.6%	14,700	32,853	(55.3)%

Insurance Ratios:
Current accident year loss ratio	83.5%	90.2%		81.8%	73.8%
Prior accident year loss ratio	(13.7)%	(15.3)%		(9.9)%	(8.7)%

Net loss ratio	69.8%	74.9%		71.9%	65.1%
Net underwriting expense ratio	22.6%	21.4%		21.0%	21.5%
Net dividend ratio	0.2%	0.4%		0.4%	0.3%

Net combined ratio	92.6%	96.7%		93.3%	86.9%

•

Gross premiums written increased for the quarter in comparison to the same period in the previous year. This growth was driven by less negative payroll audits and related premium adjustments for policies written in previous periods. These adjustments reduced premiums written $2.5 million in the fourth quarter of 2010 compared to a reduction of $8.2 million in the fourth quarter of 2009.

•

In the fourth quarter, the Company increased the current accident year loss ratio for 2010 from 81.2% to 81.8%. Claims frequency increased in 2010. Severity was lower compared to 2009, but considerably higher than in years prior to 2009. During the quarter the Company experienced favorable case development for prior accident years, which reduced loss and loss adjustment expenses by $7.7 million. Accident years 2006, 2007 and 2008 were the primary contributors to the favorable development.

•

The underwriting expense ratio continued to be competitive in the fourth quarter. In the quarter, the Company updated forfeiture assumptions for certain stock options granted in November 2005, resulting in additional non-cash compensation expense of $1.2 million. Offsetting this expense were lower fixed costs.

Geoff Banta, President and Chief Operating Officer, noted, “After seven straight quarters of premium declines, we were pleased to see a 5.6% increase in fourth quarter premium, especially given the fact that we had begun increasing our pricing late in the third quarter. We will continue to increase pricing and toughen underwriting in those subsegments of our business that performed poorly in 2009 and 2010.”

Investment Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	(in thousands)

Net investment income	$6,458	$6,783	(4.8)%	$26,242	$28,014	(6.3)%
Net realized gains (losses) on investments (pre-tax)	165	34	385.3%	2,449	2,033	20.5%
Pre-tax investment yield	3.2%	3.3%		3.2%	3.5%
Tax equivalent yield (1)	4.4%	4.8%		4.4%	4.8%

(1)	The tax equivalent yield is calculated using the effective interest rate and a 35% marginal tax rate.

•	The carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $826.5 million and the fair value of the portfolio was $846.6 million at December 31, 2010.

Supplemental Information

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Shares repurchased	96,142	—	708,608	—
Average price of shares repurchased, including commissions	$17.98	—	$17.08	—
Effective tax rate	30.5%	22.2%	21.4%	25.5%

•

The Board renewed the Company’s previously authorized share repurchase program for one year, to December 31, 2011. As of December 31, 2010, AMERISAFE had spent approximately $12.1 million on its share repurchase program, leaving $23.3 million of the authorized amount remaining.

•	For the year, the ratio of tax-free investment income to pre-tax income, coupled with changes in the valuation allowance resulted in a drop in the effective tax rate from 2009.

Reconciliation of GAAP and Non-GAAP measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(in thousands, except share and per share data)

Net income	$7,294	$6,597	$33,353	$46,431
Less: Net realized capital gains (losses)	165	34	2,449	2,033
Tax effect (1)	23	11	12	(11)

Operating net income (2)	7,106	6,552	30,892	44,409

Average shareholders’ equity (3)	$321,713	$311,346	$313,820	$290,345
Less: Average other comprehensive income (loss)	338	2,274	1,497	1,787

Adjusted average shareholders’ equity	$321,375	$309,072	$312,323	$288,558

Diluted weighted average common shares	18,883,302	19,318,883	19,095,320	19,268,295
Portion allocable to common shareholders (4)	100.0%	94.1%	100.0%	94.1%

Return on average equity (5)	9.1%	8.5%	10.6%	16.0%
Operating return on average equity (2)	8.8%	8.5%	9.9%	15.4%
Diluted earnings per common share	$0.39	$0.28	$1.75	$2.22
Operating earnings per common share (2)	$0.38	$0.32	$1.62	$2.17

(1)	The tax effect of net realized capital gains is calculated assuming an annual tax rate of 35% plus the change in valuation allowance for deferred taxes.
(2)	Operating net income, operating return on average equity and operating earnings per share are non-GAAP financial measures, and management believes that investor’s understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.
(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity, including redeemable preferred stock for the same period used in determining the numerator. On December 31, 2009, the Company redeemed all outstanding shares of its Series C and D redeemable preferred stock for $25.9 million.
(4)	The portion allocable to common shareholders relates to the two-class method of calculating earnings per share.
(5)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity, including redeemable preferred stock for the applicable period.

Conference Call Information

AMERISAFE has scheduled a conference call for March 4, 2011, at 9:30 a.m. Eastern Time. To participate in the conference call dial 480-629-9692 at least 10 minutes before the call begins and ask for the AMERISAFE conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through March 11, 2011. To access the replay, dial 303-590-3030 and use the pass code 4403882 #.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 60 days at http://www.amerisafe.com.

About AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking and agriculture. AMERISAFE actively markets workers’ compensation insurance in 33 states and the District of Columbia.

Forward Looking Statements

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from the results expressed or implied in these statements as the results of risks, uncertainties and other factors including, but not limited to, the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2009. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to follow -

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)
Revenues:
Gross premiums written	$52,143	$49,369	$228,424	$256,454
Ceded premiums written	(5,973)	(6,043)	(20,549)	(20,158)

Net premiums written	$46,170	$43,326	$207,875	$236,296

Net premiums earned	$56,429	$56,970	$218,881	$250,896
Net investment income	6,458	6,783	26,242	28,014
Net realized gains (losses) on investments	165	34	2,449	2,033
Fee and other income	89	185	584	1,268

Total revenues	63,141	63,972	248,156	282,211

Expenses:
Loss and loss adjustment expenses incurred	39,390	42,669	157,388	163,316
Underwriting and other operating costs	12,758	12,179	45,959	53,957
Interest expense	388	399	1,548	1,810
Policyholder dividends	108	247	834	770

Total expenses	52,644	55,494	205,729	219,853

Income before taxes	10,497	8,478	42,427	62,358
Income tax expense	3,203	1,881	9,074	15,927

Net income	7,294	6,597	33,353	46,431
Redemption premium	—	(875)	—	(875)

Net income available to common shareholders	$7,294	$5,722	$33,353	$45,556

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)
Basic EPS:
Net income available to common shareholders	$7,294	$5,722	$33,353	$45,556

Portion allocable to common shareholders	100.0%	94.1%	100.0%	94.1%

Net income allocable to common shareholders	$7,294	$5,385	$33,353	$42,869

Basic weighted average common shares	18,417,784	18,878,092	18,637,167	18,860,197
Basic earnings per share	$0.40	$0.29	$1.79	$2.27

Diluted EPS:
Net income allocable to common shareholders	$7,294	$5,385	$33,353	$42,869

Diluted weighted average common shares:
Weighted average common shares	18,417,784	18,878,092	18,637,167	18,860,197
Stock options	460,428	438,165	448,790	396,254
Restricted stock	5,090	2,626	9,363	11,844

Diluted weighted average common shares	18,883,302	19,318,883	19,095,320	19,268,295

Diluted earnings per common share	$0.39	$0.28	$1.75	$2.22

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Investments	$765,537	$737,297
Cash and cash equivalents	60,966	63,188
Amounts recoverable from reinsurers	95,133	81,878
Premiums receivable, net	122,618	151,570
Deferred income taxes	31,512	28,489
Deferred policy acquisition costs	17,400	18,128
Deferred charges	2,936	3,030
Other assets	32,032	35,229

	$1,128,134	$1,118,809

Liabilities and shareholders’ equity
Liabilities:
Reserves for loss and loss adjustment expenses	$532,204	$534,655
Unearned premiums	111,494	122,500
Insurance-related assessments	33,898	40,072
Subordinated debt securities	36,090	36,090
Other liabilities	89,225	83,075

Total shareholders’ equity	325,223	302,417

Total liabilities and shareholders’ equity	$1,128,134	$1,118,809

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